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                                                                     EXHIBIT 3.3
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                          AMENDED AND RESTATED BYLAWS

                                       OF

                            USN COMMUNICATIONS, INC.

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                                   ARTICLE I

                               Offices and Agent
                               -----------------

          1. Principal Office. The principal office of the Corporation may be located within or without the State of Delaware, as designated by the board of directors. The Corporation may have other offices and places of business at such places within or without the State of Delaware as shall be determined by the directors.

          2. Registered Office and Agent. The Corporation shall have and maintain at all times (a) a registered office in the State of Delaware, which office shall be located at 1209 Orange Street, Wilmington, Delaware 19801, and
(b) a registered agent located at such address whose name is The Corporation Trust Company, until changed from time to time as provided by the General Corporation Law of the State of Delaware ("Delaware Corporation Law").


                                  ARTICLE II

                             Stockholders Meetings
                             ---------------------

          1. Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date and at such time as determined by resolution of the board of directors. If, at the place of the meeting, this date shall fall upon a legal holiday, then such meeting shall be held on the next succeeding business day at the same hour. If no annual meeting is held in accordance with the foregoing provisions, the board of directors shall cause the meeting to be held as soon thereafter as convenient. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu
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of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these Bylaws to the annual meeting of stockholders shall be deemed to refer to such special meeting.

          2. Special Meetings. Special meetings of stockholders may be called only at the direction of the board of directors by resolution adopted by the affirmative vote of a majority of the entire board of directors. Stockholders of the Corporation shall not have the right to (i) request or call a special meeting of the stockholders or (ii) cause the Directors to call a special meeting of the stockholders. Special meetings of stockholders shall not be called or held otherwise than as herein provided.

          3. Place of Meetings. All meetings of stockholders of the Corporation shall be held within or without the State of Delaware as may be designated by the board of directors or the president, or, if not designated, at the registered office of the Corporation.

          4. Notice of Meeting. Except as otherwise provided in these Bylaws or Delaware Corporation Law, written notice of any meeting of stockholders stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called, shall be delivered either personally or by mail to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the board of directors, the president or the secretary. If mailed, such notice shall be deemed to be delivered as to any stockholder of record when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage prepaid. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

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          5. Waiver of Notice. Any stockholder, either before or after any stockholders' meeting, may waive in writing notice of the meeting, and his waiver shall be deemed the equivalent of giving notice. Attendance at a meeting by a stockholder shall constitute a waiver of notice, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          6. Fixing of Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors of the Corporation may fix, in advance, a record date which shall be not more than sixty (60) days nor less than ten (10) days prior to the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining the stockholder entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the board of directors may fix a new record date for the adjourned meeting.

          7. Stockholders List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and

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showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

          8. Proxies. A stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

          9. Voting Rights. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation.

          Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledge, or his proxy, may represent such stock and vote thereon.

          If shares having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (i) if only one votes, his act binds all; (ii) if more than one vote, the act of the majority so voting binds all; and (iii) if more than one vote, but the vote is evenly split on any particular matter, each fraction may

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vote the securities in question proportionately, or any person voting the shares or a beneficiary, if any, may apply to the Court of Chancery or any court of competent jurisdiction in the State of Delaware to appoint an additional person to act with the persons so voting the shares. The shares shall then be voted as determined by a majority of such persons and the person appointed by the Court. If a tenancy is held in unequal interests, a majority or even-split for the purpose of this subsection shall be a majority or even-split in interest.

          10. Quorum and Required Vote. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority of the shares entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, and, if there are two or more classes of stock entitled to vote as separate classes, then, in the case of each such class, the affirmative vote of a majority of the shares of that class present or represented by proxy at the meeting shall be the vote of such class unless a different vote is required by an express provision of law, the Certificate of Incorporation or these Bylaws.

          11. Action by Stockholders. Any action required or permitted to be taken by the holders of the issued and outstanding stock of the Corporation may be effected solely at an annual or special meeting of stockholders duly called and held in accordance with the law and the Certificate of Incorporation. Notwithstanding the foregoing, the power of stockholders to consent in writing without a meeting to the taking of any action is hereby specifically denied.

          12. Advance Notice of Business at Meeting of Stockholders. At any meeting of stockholders held after the filing of this Certificate of Incorporation in the office of the Secretary of State of Delaware, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 2.12 of these Bylaws.

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          For business to be properly brought before any meeting of the stockholders by a stockholder, the stockholder must have given notice thereof in writing to the Secretary of the Corporation not less than sixty (60) nor more than ninety (90) days in advance of the anniversary of the previous year's annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so given not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

          A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (3) the class and number of shares of the Corporation that are beneficially owned by the stockholder, (4) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and
(5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the Corporation.

          Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any meeting of stockholders except in accordance with the procedures set forth in this Section 2.12. The chairman of any such meeting shall direct that any business not properly brought before the meeting shall not be considered. Except as otherwise provided by law, at any special meeting of stockholders only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice thereof given pursuant to these Bylaws; or in any waiver of notice thereof given pursuant to these Bylaws.

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          13.  Advance Notice of Stockholder Nominations.  Nominations for the
election of Directors to be held following the filing of the Certificate of Incorporation in the office of the Secretary of State of Delaware may be made by the Board or by any stockholder entitled to vote in the election of Directors; provided, however, that a stockholder may nominate a person for election as a Director at a meeting only if written notice of such stockholder's intent to make such nomination has been given to the Secretary of the Corporation not less than sixty (60) nor more than ninety (90) days in advance of the anniversary of the previous year's annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so given not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board; and (v) the consent of each nominee to serve as a Director of the Corporation, if so elected. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.13. The chairman of any meeting of stockholders shall direct that any nomination not made in accordance with these procedures be disregarded.

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                                  ARTICLE III

                              Board of Directors
                              ------------------

          1. Number, Qualifications and Term of Office. Except as otherwise provided in the Certificate of Incorporation or Delaware Corporation Law, the business and affairs of the Corporation shall be managed by or under the direction of a board of directors consisting of a minimum of five members and a maximum of [___] members. Directors need not be stockholders of the Corporation. The stockholders of the Corporation may establish the size of the board of directors from time to time by increasing or decreasing the number of directors within the minimum and maximum number of members set forth above. The size of the board of directors shall not be established by the members of the board of directors. [Subject to the provisions of that certain Stockholders Agreement dated as of April 20, 1994 by and among the Corporation, CIBC Wood Gundy Ventures, Inc., Chemical Venture Capital Associates and each of the stockholders listed on the Schedule of UNHC Stockholders attached thereto, and except as otherwise provided in these Bylaws, each director shall be elected at each annual meeting of stockholders and shall hold such office until the next annual meeting of stockholders and until his successor shall be elected and shall qualify. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

          2. Newly Created Directorships and Vacancies in Board of Directors. Newly created directorships resulting from an increase in the number of Directors and vacancies occurring in the board of directors may be filled by the affirmative vote of a majority of the entire board of directors, although less than a quorum, or by a sole remaining Director; except as otherwise provided in this Certificate of Incorporation any such vacancy may not be filled by the stockholders of the hold office until the next election of the class for which such Director shall have been chosen and until his successor shall have been elected and qualified.

          3. Removal of Directors. Subject to the provisions of Section 141(k) of the General Corporation Law of Delaware, Directors may only be removed for cause and only by vote of the holders of at least two-thirds of the shares then entitled to vote at an election of Directors.

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          4.  Resignation.  Any director may resign by delivering his written resignation to the Corporation at its principal office addressed to the president or secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

          5. Compensation. Directors may be paid such compensation for their services and such reimbursements for expenses of attendance at meetings as the board of directors may from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

          6. Classification. The Board shall be divided into three classes , Class I, Class II and Class III -- which shall be as nearly equal in number as possible. Each Director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such Director was elected; provided, however, that each Director first elected to Class I shall hold office until the annual meeting of stockholders in 1998; each Director first elected to Class II shall hold office until the annual meeting of stockholders in 1999; and each Director first elected to Class III shall hold office until the annual meeting of stockholders in 2000. In the event of any increase or decrease in the authorized number of Directors, (a) each Director then serving as such shall nevertheless continue as a Director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, retirement, resignation or removal, and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board to such class or classes as shall, so far as possible, bring the number of Directors in the respective classes into conformity with the requirement that the classes be as nearly equal in number of Directors as possible.

          7. Amendment. Notwithstanding anything in the Certificate of Incorporation or these Restated Bylaws, and notwithstanding the fact that a lesser percentage may be permitted by law, the affirmative vote of the holders of not less than two-thirds of the voting power of the outstanding Common Stock and Preferred Stock of the Corporation entitled to vote generally in the election of the Directors, voting together as a single class, shall be

                                       9
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required to amend or adopt any provision inconsistent with this Article III.


                                  ARTICLE IV

                             Meetings of the Board
                             ---------------------

          1. Place of Meetings. The regular or special meetings of the board of directors or any committee designated by the board shall be held at the principal office of the Corporation or at any other place within or without the State of Delaware that a majority of the board of directors or any such committee, as the case may be, may designate from time to time any resolution.

          2. Regular Meetings. The board of directors shall meet (i) at least once during each of the fiscal quarters of the Corporation and (ii) once each year immediately after and at the same place as the annual meeting of the stockholders for the purpose of electing officers and transacting such other business as may come before the meeting. The board of directors or any committee designated by the board may provide, by resolution, for the holding of additional regular meetings within or without the State of Delaware without notice of the time and place of such meeting other than such resolution; provided that any director who is absent when such resolution is made shall be given notice of said resolution.

          3. Special Meetings. Special meetings of the board of directors or any committee designated by the board may be held at any time and place, within or without the State of Delaware, designated in a call by the chairman of the board, if any, by the president or by any member of the board of directors or by a majority of the members of any such committee, as the case may be. Any special meeting of the board of directors called by a member of the board of directors shall be held on the earliest legally permissible date under Delaware Corporation Law.

          4. Notice of Special Meetings. Except as otherwise provided in these Bylaws or the laws of the State of Delaware, written notice of each special meeting of the board of directors or any committee thereof setting forth the time and place of the meeting shall be given to each director by the secretary or by the officer or director

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calling the meeting not less than one (1) day prior to the time fixed for the meeting. Notice of special meetings may be either given personally, personally by telephone, or by sending a copy of the notice through the United States mail or by telegram, telex or telecopy, charges prepaid, to the address of each director appearing on the books of the Corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid thereon. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram, telex or telecopy, is delivered to the telegraph, telex or telecopy operator. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

          5. Waiver of Notice. A director may waive, in writing, notice of any special meeting of the board of directors or any committee thereof, either before, at, or after the meeting; and his waiver shall be deemed the equivalent of giving notice. By attending or participating in a regular or special meeting, a director waives any required notice of such meeting unless the director, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting.

          6. Quorum and Action at Meeting. At meetings of the board of directors or any committee designated by the board, a majority of the members of the board of directors, or a majority of the members of any such committee, as the case may be, shall constitute a quorum for the transaction of business. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. If a quorum is present, the act of the majority of directors in attendance shall be the act of the board of directors or any committee thereof, as the case may be, unless the act of a greater number is required by these Bylaws, the Certificate of Incorporation or Delaware Corporation Law. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn that meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

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          7.  Presumption of Assent.  A director who is present at a meeting of the board of or a committee thereof when action is taken is deemed to have assented to the action taken unless: (i) he objects at the beginning of such meeting to the holding of the meeting or the transacting of business at the meeting; (ii) he contemporaneously requests that his dissent from the action taken be entered in the minutes of such meeting; or (iii) he gives written notice of his dissent to the presiding officer of such meeting before its adjournment or to the secretary of the Corporation immediately after adjournment of such meeting. The right of dissent as to a specific action taken at a meeting of a board or a committee thereof is not available to a director who votes in favor of such action.

          8. Committees. The board of directors may, by a resolution passed by a majority of the whole board of directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of the absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors and subject to the provisions of Delaware Corporation Law, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all such papers which may require it. Each such committee shall keep minutes and make such reports as the board of directors may from time to time request. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but, unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the board of directors.

          9. Informal Action by Directors. Except as otherwise provided in the Certificate of Incorporation, any action required or permitted by Delaware Corporation Law to

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be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the board or committee.

          10. Telephonic Meetings. Directors or any members of any committee designated by the board may participate in a meeting of the board or committee by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

                                   ARTICLE V

                              Officers and Agents
                              -------------------

          1. Enumeration, Election and Term. The officers of the Corporation shall consist of a president, a secretary, a treasurer and such other officers with such other titles as may be deemed necessary or desirable by the board of directors, including one or more vice presidents, assistant treasurers and assistant secretaries and a chairman of the board. Any number of offices may be held by the same person and no officer need be a stockholder or a resident of the State of Delaware. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, each officer shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. The officers of the Corporation shall be elected annually by the board of directors at the first meeting of the board held after each annual meeting of the stockholders.

          2. General Duties. All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and shall perform such duties in the management of the Corporation as may be provided in these Bylaws or as may be determined by resolution of the board of directors not inconsistent with these Bylaws. In all cases where the duties of any officer, agent or employee are not prescribed by the Bylaws or by the board of directors, such officer, agent or employee shall follow the orders and instructions of the Chairman.

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          3.   Vacancies. The board of directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave any vacancy unfilled for such period as it may determine other than a vacancy in the office of president or secretary. The officer so selected shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

          4. Compensation. The board of directors from time to time shall fix the compensation of the officers of the Corporation. The compensation of other agents and employees of the Corporation may be fixed by the board of directors, or by any committee designated by the board or by an officer to whom that function has been delegated by the board.

          5. Resignation and Removal. Any officer may resign by delivering his written resignation to the Corporation at its principal office addressed to the president or secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer or agent of the Corporation may be removed, with or without cause, by a vote of the majority of the members of the board of directors whenever in its judgment the best interests of the Corporation may be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or an agent shall not of itself create contract rights.

          6. Chairman and Chief Executive Officer. The chairman and chief executive officer shall be the chief executive officer of the corporation, shall preside at all meetings of the board of directors and all meetings of the stockholders and shall have such other powers and perform such duties as are specified in these Bylaws and as may from time to time be assigned to him by the board of directors. Whenever the president is unable to serve, by reason of sickness, absence or otherwise, the chairman and chief executive officer shall perform all of the duties and responsibilities and exercise all powers of the president.

          The chairman and chief executive officer shall have general and active management of the business of the corporation and shall see that all orders and resolutions

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of the board of directors are carried into effect. The chairman and chief executive officer shall execute bonds, mortgagees and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The chairman and chief executive officer shall have general powers of supervision and shall be the final arbitrator of all differences between officers of the corporation, and such decision as to any matter affecting the corporation subject only to the board of directors.

          7. President and Chief Operating Officer. The president and chief operating officer shall be the chief operating officers of the corporation, shall in the absence of the chairman and chief executive officer perform the duties and exercise the powers of the chief executive officer. The president and chief operating officer shall have concurrent power with the chairman and chief executive officer to sign bonds, mortgages, certificates for shares and other contracts and documents requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. In general, the president and chief operating officer shall perform all duties incident to the office of president and chief operating officer and such other duties as the chairman and chief executive officer or the board of directors may from time to time prescribe.

          8. Vice President. Each vice president shall have such powers and perform such duties as the board of directors may from time to time prescribe or as the president may from time to time delegate to him. At the request of the president, in the case of the president's absence or inability to act, any vice president may temporarily act in his place. In the case of the death of the president, or in the case of his absence or inability to act without having designated a vice president or vice presidents to act temporarily in his place, the board of directors, by resolution, may designate a vice president or vice presidents to perform the duties of the president. If no such designation shall be made, the chairman of the board of directors, if any, shall exercise such powers and perform such duties, as provided in Section 7 above, but if the Corporation has no chairman of the board of directors, or if the chairman is unable to act in place of the president, all of the vice presidents may exercise such powers and perform such duties.

          9. Secretary. The secretary shall keep or cause to be kept in books provided for that purpose, the minutes of the meetings of the stockholders, executive committee, if any, and any other committees, and of the board of directors; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized and in accordance with the provisions of these Bylaws; and, in general, shall perform all duties incident to the office of secretary and such other duties as may, from time to time, be assigned to him by the board of directors or by the president. In the absence of the secretary or his inability to act, the assistant secretaries, if any, shall act with the same powers and shall be subject to the same restrictions as are applicable to the secretary.

          10. Treasurer. The treasurer shall have custody of corporate funds and securities. He shall keep full and accurate accounts of receipts and disbursements and shall deposit all corporate monies and other valuable effects in the name and to the credit of the Corporation in the depository or depositories of the Corporation, and shall render an account of his transactions as treasurer and of the financial condition of the Corporation to the president and/or the board of directors upon request. Such power given to the treasurer to deposit and disburse funds shall not, however, preclude any other officer or employee of the Corporation from also depositing and disbursing funds when authorized to do so by the board of directors. The treasurer shall, if required by the board of directors, give the Corporation a bond in such amount and with such surety or sureties as may be ordered by the board of directors for the faithful performance of the duties of his office. The treasurer shall have such other powers and perform such other duties as may be from time to time prescribed by the board of directors or the president. In the absence of the treasurer or his inability to act, the assistant treasurers, if any, shall act with the same authority and shall be subject to the same restrictions as are applicable to the treasurer.

          11. Delegation of Duties. Whenever an officer is absent, or whenever, for any reason, the board of directors may deem it desirable, the board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.


                                  ARTICLE VI

               Indemnification of Officers, Directors and Others
               -------------------------------------------------

          1. Indemnification: Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent, of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          2. Indemnification: Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threat-ened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          3. Mandatory Indemnification. To the extent that a director or officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VI or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

          4. Authorization for Indemnification. Any indemnification under Sections 1 and 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specified case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VI. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          5. Advance Payment of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          6. Non-exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          7. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI.

          8. Definitions. For purposes of this Article VI, the following terms shall have the following meanings:

               (a) references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued;

               (b) references to "other enterprises" shall include employee benefit plans;

               (c) references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan;

               (d) references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and

               (e) a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the interests of the Corporation" as referred to in this Article VI.


                                  ARTICLE VII

                                 Capital Stock
                                 -------------

          1. Certificates of Stock. The shares of the Corporation shall be represented by certificates, provided that the board of directors of the Corporation may, by resolution, provide that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman or vice chairman of the board of directors, or the president or vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          2. Issuance of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed by resolution of the board of directors in such manner, for such consideration and on such terms as the board of directors may determine. Consideration for such shares of capital stock shall be expressed in dollars, and shall not be less that the par value or stated value therefor, as the case may be. The par value for shares, if any, shall be stated in the Certificate of Incorporation, and the stated value for shares, if any, shall be fixed from time to time by the board of directors.

          3. Lost Certificates. The board of directors may direct a new certificate to be issued in place of any previously issued certificate alleged to have been destroyed or lost if the owner makes an affidavit or affirmation of that fact and produces such evidence of loss or destruction as the board may require. The board, in its discretion, may as a condition precedent to the issuance of a new certificate require the owner to give the Corporation a bond as indemnity against any claim that may be made against the Corporation relating to the allegedly destroyed or lost certificate.

          4. Transfer of Shares. Subject to applicable law, shares of stock of the Corporation may be transferred on its books upon the surrender to the Corporation or its transfer agent of the certificates representing such shares, if any, duly endorsed or executed and with such proof of authority or authenticity of signature as the Corporation or its transfer agent may reasonably require. In that event, the surrendered certificates shall be cancelled, new certificates issued to the persons entitled to them, if any, and the transaction recorded on the books of the Corporation.

          5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of the other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

          6. Stock Ledger. An appropriate stock journal and ledger shall be kept by the secretary or such registrars or transfer agents as the directors by resolution may appoint in which all transactions in the shares of stock of the Corporation shall be recorded.

          7. Restriction on Transfer of Shares. Notice of any restriction on the transfer of the stock of the Corporation shall be placed on each certificate of stock issued or in the case of uncertificated shares contained in the notice sent to the registered owner of such shares in accordance with the provisions of the Delaware Corporation Law.


                                 ARTICLE VIII

                                  Fiscal Year
                                  -----------

          The fiscal year of the Corporation shall be determined by the board of directors and set forth in the minutes of the directors. Said fiscal year may be changed from time to time by the board of directors in its discretion.


                                  ARTICLE IX

                                   Dividends
                                   ---------

          Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think in the best interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.


                                   ARTICLE X

                                  Amendments
                                  ----------

          The board of directors may from time to time make, alter or repeal the Bylaws by a vote of two-thirds (2/3) of the members of the board of directors in office; provided, however, that any Bylaws adopted, amended or repealed by the board of directors may be amended or repealed, and any Bylaws may be adopted, amended or repealed, by the stockholders of the Corporation by vote of the holders of not less than two-thirds (2/3) of the voting power of the outstanding Common Stock and Preferred Stock of the Corporation entitled to vote generally in the election of directors of the Corporation.

                                  ARTICLE XI

                                 Miscellaneous
                                 -------------

          1. Gender. Whenever required by the context, the singular shall include the plural, the plural the singular, and one gender shall include all genders.

          2. Invalid Provision. The invalidity or unenforceability of any particular provision of these Bylaws shall not affect the other provisions herein, and these Bylaws shall be construed in all respects as if such invalid or unenforceable provision was omitted.

          3. Governing Law. These Bylaws shall be governed by and construed in accordance with the laws of the State of Delaware.



                                                   __________________________
                                                   ___________, Secretary